Exhibit 16.1

August 26, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	BALANCE LABS, INC.
File No. 333-202959

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated August 26, 2015 of BALANCE LABS, INC. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP